Exhibit 99.1

Company Contacts:

Michael McConnell

Chief Financial Officer

503-469-4652

mmcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

info@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Reports Second Quarter 2011 Financial Results

Beaverton, Ore. — July 21, 2011 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the second quarter ended June 30, 2011.

Revenues for the second quarter of 2011 increased 81% to $9.5 million from $5.2 million in the same quarter a year ago. The increase was primarily due to a 171% increase in license revenues.

Operating income for the second quarter of 2011 totaled $2.3 million, an improvement of $2.7 million from an operating loss of $378,000 in the same quarter a year ago. The increase primarily reflected higher licensing revenues, offset by higher product development and marketing expenses associated with the launch of Digimarc Discover, as well as litigation expenses associated with the Verance dispute.

Net income for the second quarter of 2011 totaled $3.6 million or $0.50 per diluted share, up by $4.5 million or $0.63 per share over a net loss of $896,000 or $(0.13) per diluted share in the same quarter a year ago. The 2011 results included a net $1.9 million tax benefit, primarily resulting from the reversal of the valuation allowance reserve against the company’s deferred tax assets. Net income for the second quarter also included $698,000 for Digimarc’s share of the net loss from its joint ventures with Nielsen, up from $561,000 for the Company’s share of the net loss a year ago.

At June 30, 2011, cash and cash equivalents and marketable securities totaled $33.7 million, up from $33.1 million at March 30, 2011.

Conference Call

Digimarc will hold a conference call later today (Thursday, July 21, 2011) to discuss second quarter 2011. Chairman and CEO, Bruce Davis and CFO, Mike McConnell will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be simulcast via a link available on Digimarc’s home page at www.digimarc.com, and will be available for replay until August 4, 2011. Thereafter, the webcast will be archived at www.digimarc.com/investors/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding Digimarc’s investment in marketing and research and development associated with the launch of Digimarc Discover, increases in license revenues, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company’s Form 10-K for the year ended December 31, 2010 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information		Six-Month Information
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue:
Service	$3,165	$2,918	$6,234	$6,432
License & subscription	6,308	2,330	12,330	9,008

Total revenue	9,473	5,248	18,564	15,440

Cost of revenue:
Service	1,614	1,483	3,198	3,283
License & subscription	76	57	141	114

Total cost of revenue	1,690	1,540	3,339	3,397

Gross profit:
Service	1,551	1,435	3,036	3,149
License & subscription	6,232	2,273	12,189	8,894

Total gross profit	7,783	3,708	15,225	12,043

Percentage of gross profit to revenues:
Service	49%	49%	49%	49%
License & subscription	99%	98%	99%	99%
Percentage of gross profit to total revenue	82%	71%	82%	78%

Operating expenses:
Sales and marketing	1,017	759	2,119	1,500
Research, development and engineering	1,884	1,321	3,659	2,580
General and administrative	2,270	1,687	5,117	3,572
Intellectual property	266	319	567	576

Total operating expenses	5,437	4,086	11,462	8,228

Operating income	2,346	(378)	3,763	3,815

Net loss from joint ventures	(698)	(561)	(1,235)	(1,018)
Interest income, net	48	61	106	122

Income before provision for income taxes	1,696	(878)	2,634	2,919

(Provision) benefit for income taxes	1,930	(18)	1,930	(39)

Net income	$3,626	$(896)	$4,564	$2,880

Earnings per share:
Net income per share - basic	$0.54	$(0.13)	$0.67	$0.41
Net income per share - diluted	$0.50	$(0.13)	$0.62	$0.39
Weighted average shares outstanding - basic	6,696	7,097	6,780	7,097
Weighted average shares outstanding - diluted	7,245	7,097	7,381	7,403

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents (1)	$4,710	$6,340
Marketable securities (1)	23,003	28,441
Trade accounts receivable, net	2,846	3,481
Other current assets	1,252	1,345

Total current assets	31,811	39,607
Marketable securities (1)	5,956	11,163
Property and equipment, net	1,378	1,330
Intangibles, net	2,439	2,174
Investments in joint ventures	1,194	1,029
Deferred tax assets	2,275	—
Other assets	458	462

Total assets	$45,511	$55,765

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,532	$1,519
Deferred revenue	2,154	2,562

Total current liabilities	3,686	4,081
Long-term liabilities	508	525

Total liabilities	4,194	4,606

Commitments and contingencies

Shareholders’ equity:
Preferred stock	50	50
Common stock	7	7
Additional paid-in capital	35,203	49,609
Retained earnings	6,057	1,493

Total shareholders’ equity	41,317	51,159

Total liabilities and shareholders’ equity	$45,511	$55,765

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $33,669 and $45,944 at June 30, 2011 and December 31, 2010.

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three-Month Information		Six-Month Information
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net income (loss)	$3,626	$(896)	$4,564	$2,880
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, property and equipment	156	142	309	295
Amortization, intangibles	28	19	54	32
Stock-based compensation	995	765	1,981	1,505
Net loss from joint ventures	698	561	1,235	1,018
Deferred income tax benefit	(2,433)	—	(2,433)	—
Tax benefit from stock-based awards	501	—	501	—
Excess tax benefits from stock-based compensation	(501)	—	(501)	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	(121)	457	635	1,177
Other current assets	(237)	(278)	296	(146)
Other assets, net	(50)	(34)	4	(20)
Accounts payable and other accrued liabilities	(164)	(88)	(45)	(519)
Deferred revenue	(173)	(153)	(412)	(346)

Net cash provided by operating activities	2,325	495	6,188	5,876

Cash flows from investing activities:
Purchase of property and equipment	(192)	(58)	(357)	(129)
Capitalized patent costs	(164)	(298)	(293)	(534)
Investments in joint ventures	(700)	(700)	(1,400)	(1,400)
Sale or maturity of marketable securities	11,534	26,958	53,768	44,714
Purchase of marketable securities	(14,808)	(30,826)	(43,123)	(49,569)

Net cash provided by (used in) investing activities	(4,330)	(4,924)	8,595	(6,918)

Cash flows from financing activities:
Issuance of common stock	733	—	733	8
Purchase of common stock	(1,942)	(3)	(17,647)	(25)
Excess tax benefit from stock-based awards	501	—	501	—

Net cash used in financing activities	(708)	(3)	(16,413)	(17)

Net decrease in cash and cash equivalents (2)	$(2,713)	$(4,432)	$(1,630)	$(1,059)

Cash equivalents and marketable securities at beginning of period	33,108	47,146	45,944	42,786
Cash equivalents and marketable securities at end of period	33,669	46,582	33,669	46,582

(2) Net increase (decrease) in cash, cash equivalents and marketable securities	$561	$(564)	$(12,275)	$3,796

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